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                                                                    EXHIBIT 99.1

[ILLUMINA LOGO]


                                                                   Illumina, Inc
                                                                   NR200308

Contacts:    Jay Flatley                                 Timothy Kish
             President & CEO                             Chief Financial Officer
             1.858.202.4501                              1.858.202.4508
             jflatley@illumina.com                       tkish@illumina.com


            ILLUMINA REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2003


SAN DIEGO, CALIFORNIA, April 23, 2003 -- Illumina, Inc. (NASDAQ: ILMN) announced today its financial results for the first quarter and three-month period ended March 30, 2003.

For the quarter ended March 30, 2003, the Company reported a net loss of $9.0 million, or $0.28 per share, compared to a net loss of $8.7 million, or $0.28 per share, in the first quarter of 2002. Revenues for the first quarter were $4.3 million, compared to $1.3 million for the same period in 2002. Cash and investments at March 30, 2003 totaled $60.4 million.

Commenting on the period's results, Jay Flatley, President and CEO, said, "We're pleased to report that compared to the same quarter in 2002, we increased revenue by over 225% and recorded revenue from the first sale of our production-scale genotyping system. We completed installation of a one million genotype-per-day production system at The Wellcome Trust Sanger Institute, laying the foundation for follow-on sales of oligos, reagents, and Sentrix(TM) array matrices."

During the quarter, Illumina announced an additional agreement with Genome Quebec to purchase its one million genotype-per-day production system. Genome Quebec and The Sanger Institute respectively represent Canada and the United Kingdom in the International HapMap Project. As a result of these two sales, BeadArray(TM) technology will now be used to map at least 50% of the haplotypes in this $100 million global initiative.


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Commenting further on the quarter, Flatley noted, "We completed development of and launched our first standard Oligator(TM) product, a high-performance human genome oligo set designed for researchers spotting their own microarrays for gene expression profiling. We worked closely with leading academic researchers on product design and testing, and are offering this oligo set at a significant price advantage to existing products on the market."


OTHER QUARTERLY NEWS AND HIGHLIGHTS

- Illumina introduced an extensive set of over 40,000 SNP assays for genome-wide scans and for fine mapping of chromosomal regions. The SNPs are distributed evenly across the genome and are packaged to allow researchers wide flexibility in experimental design.

- Our new Japanese subsidiary, Illumina K.K., began commercial operation, continuing the planned build-out of international sales and distribution capability. Illumina K.K. is staffed by four employees with extensive experience serving the Japanese life science market, including pharmaceutical firms, leading universities, and genome centers.

- Illumina developed and introduced a second-generation genetic linkage mapping panel with 3500 loci distributed across the genome. This standard genotyping product further reduces the cost and time to complete familial linkage studies compared to other technologies on the market.



A significant portion of Illumina's current revenue is derived from large, individual transactions such as the sale of production genotyping systems or genotyping services contracts. In addition, uncertain spending patterns in our markets could affect demand for some of Illumina's products over the coming quarters. Given the difficulty in predicting the timing and magnitude of sales for Illumina's product offerings, the Company may experience some quarter-to-quarter fluctuations in revenue during the year, including the potential for an occasional sequential revenue decline.


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Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function. The information provided by these analyses will enable the development of personalized medicine, a key goal of genomics and proteomics. The Company's proprietary BeadArray technology provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will correlate genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and more specifically, and permitting better choices of drugs for individual patients.



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in any forward-looking statements are Illumina's ability to fully develop and commercialize its BeadArray technologies, the costs and outcome of Illumina's litigation with Applied Biosystems, the Company's ability to successfully commercialize its integrated systems for high-throughput SNP genotyping, to continue to attract and retain customers in its services and oligonucleotide synthesis operations, to fully develop its BeadArray technologies, to develop and deploy new gene expression profiling and proteomics applications for its platform technology, to manufacture robust Sentrix arrays for product sale, and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.



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                                 ILLUMINA, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                        THREE MONTHS ENDED
                                                    --------------------------
                                                      MARCH 30,    MARCH 31,
                                                        2003         2002
                                                    --------------------------
                                                            (UNAUDITED)
Revenue:
      Product                                        $  1,407      $    540
      Service                                           1,867          --
      Research                                          1,002           729
                                                     ----------------------
          Total revenue                                 4,276         1,269

Costs and expenses:
       Cost of revenue                                  1,910           339
       Research and development                         5,722         7,092
       Selling, general and administrative              4,580         1,642
       Amortization of deferred compensation and
          other non-cash compensation charges             865         1,225
       Litigation judgment                                189          --
                                                     ----------------------
          Total costs and expenses                     13,266        10,298
                                                     ----------------------
Loss from operations                                   (8,990)       (9,029)

Interest income, net                                       30           362
                                                     ----------------------
Net loss                                             $ (8,960)     $ (8,667)
                                                     ======================

Net loss per share, basic and diluted                $  (0.28)     $  (0.28)
                                                     ======================

Shares used in calculating net loss per share,
         basic and diluted                             31,584        30,455
                                                     ======================



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                                 ILLUMINA, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            MARCH 30,       DECEMBER 29,
                                                               2003             2002
                                                          -------------    -------------
                                                           (UNAUDITED)         (NOTE)
ASSETS
Current assets:
       Cash and investments                                  $ 60,385         $ 66,294
       Other current assets                                     5,785            6,525
                                                             --------         --------
          Total current assets                                 66,170           72,819
Property and equipment, net                                    48,076           48,279
Intangible and other assets, net                                  973              808
                                                             --------         --------
          Total assets                                       $115,219         $121,906
                                                             ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                          $ 15,656         $ 14,297
Long-term debt and liabilities                                 35,677           35,865
Stockholders' equity                                           63,886           71,744
                                                             --------         --------
          Total liabilities and stockholders' equity         $115,219         $121,906
                                                             ========         ========



Note: The Balance Sheet at December 29, 2002 has been derived from the audited financial statements as of that date.

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